Exhibit 99.1

Twist Bioscience Reports Fourth Quarter and Full Year Fiscal 2021 Financial Results

-- Record Revenues in Fiscal 2021 of $132.3M; Increase of 47% over $90.1M in Fiscal 2020 --

-- Growth Driven by Strength in SynBio, NGS, Biopharma Businesses --

-- Expect Revenue of $183M to $193M for Fiscal 2022 --

SOUTH SAN FRANCISCO, Calif. – November 22, 2021 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the fourth quarter and full year fiscal 2021 ended September 30, 2021.

“Fiscal 2021 was a transformational year for Twist, as we delivered significant revenue growth by diversifying and expanding our customer base in synbio and NGS, as well as introduced new and innovative products,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “In biopharma, as of the end of September 2021, we had 34 partners, 41 active and 32 completed programs, with 35 of those programs having milestone payments and/or royalties associated with them. In addition, subject to regulatory approval, we expect to have the first Twist-discovered antibody in the clinic in 2022 and we also signed an agreement to acquire Abveris, which will augment our capabilities by adding animal-based discovery. In data storage, we achieved several technical milestones and are now preparing for early access launch with our 1-micron proof-of-concept chip.”

FISCAL 2021 FINANCIAL RESULTS

•	Orders: Total orders received for fiscal 2021 were $159.5 million compared to $116.7 million for fiscal 2020.

•	Revenue: Total revenues for fiscal 2021 were $132.3 million compared to $90.1 million for fiscal 2020.

•	Cost of Revenues: Cost of revenues for fiscal 2021 was $80.6 million compared to $61.4 million for fiscal 2020.

•	Research and Development Expenses: Research and development expenses for fiscal 2021 were $69.1 million compared to $43.0 million for fiscal 2020.

•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for fiscal 2021 were $135.9 million compared to $103.3 million for fiscal 2020.

•	Net Loss: Net loss for fiscal 2021 was $152.1 million, or $3.15 per share, compared to $139.9 million, or $3.57 per share, for fiscal 2020.

•	Cash Position: As of September 30, 2021, the company had $477.9 million in cash, cash equivalents and short-term investments.

FISCAL 2021 FOURTH QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the fourth quarter of fiscal 2021 were $45.2 million, compared to $42.7 million for the same period of fiscal 2020. The fourth quarter of fiscal 2020 included a single $9 million order.

•	Revenue: Total revenues were $38.0 million for the fourth quarter of fiscal 2021, compared to $32.4 million for the fourth quarter of fiscal 2020. The fourth quarter of fiscal 2020 included a single $9 million order that was shipped and recognized as revenue in the quarter.

•	Cost of Revenues: Cost of revenues for the fourth quarter of fiscal 2021 was $22.5 million compared to $17.6 million for the same period of fiscal 2020.

•	Research and Development Expenses: Research and development expenses for the fourth quarter of fiscal 2021 were $19.4 million compared to $11.6 million for the same period of fiscal 2020.

•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for the fourth quarter of fiscal 2021 were $38.2 million compared to $27.2 million for the same period of fiscal 2020.

•	Net Loss: Net loss for the fourth quarter of fiscal 2021 was $41.2 million, or $0.84 per share, compared to $24.3 million, or $0.54 per share, for the fourth quarter of fiscal 2020.

"We reported record revenue for both the quarter and the fiscal year, as well as a gross margin of more than 40% for the quarter and 39% for the year,” commented Jim Thorburn, CFO of Twist. “We expect fiscal 2022 to be a year of investment in the biopharma and data storage areas, as well as ramping up production at the Factory of the Future to set the stage for escalating growth moving forward.”

Fiscal Fourth Quarter 2021 and Recent Highlights

SynBio and NGS

•	Shipped products to approximately 2,900 customers in fiscal 2021, versus approximately 2,200 in fiscal 2020.

•	Shipped more than 372,000 genes during fiscal 2021, compared with approximately 338,000 in fiscal 2020.

•	Launched Exome 2.0, an exome panel designed with thoughtfully curated content that includes comprehensive coverage of genes responsible for rare diseases, inherited disorders, and germline cancers in humans.

•	Expanded expert-led Twist Alliance Panel partnerships with leading scientific institutions. product offering. Twist now offers expert-curated high quality target enrichment panels, with content designed by experts from Regeneron Genetics Center (SNP Diversity Panel), the Broad Institute (Clinical Research Exome), Victoria Clinical Genomics Services and AnchorDx (Pan-cancer MethylationPanel). A suite of products in rare disease from Centogene is in process and will be available soon.

•	Continued our commitment to scientists working to understand the spread and evolution of SARS-CoV-2 by launching Twist Synthetic SARS-CoV-2 RNA Controls for variants of concern Delta Plus AY.1 and AY.2, as well as variants under monitoring including Iota & Epsilon.

BioPharma and DNA Data Storage

•	Announced a definitive agreement to acquire Abveris (formerly known as AbX Biologics, Inc.), a privately held company in vivo antibody discovery services company developing the next generation of biologics, cell therapies, vaccines, and diagnostics in partnership with global biopharma leaders. Abveris offers comprehensive antibody discovery and characterization services using its proprietary DiversimAb™ family of hyperimmune mouse models, the output of which can be humanized using the Twist antibody optimization solution to develop superior biologics for rapid clinical advancement.

•	Launched Revelar Biotherapeutics, Inc., an independently operated new biotechnology company in which Twist retained a significant minority ownership interest, to develop and commercialize an antibody that neutralizes all known variants of concern of the SARS-CoV-2 virus, discovered and optimized by Twist Biopharma, a division of Twist Bioscience. In addition, Revelar will have the ability to leverage Twist Biopharma’s antibody discovery and optimization platform to license additional antibodies for up to five targets over the next four years.

•	Reported data on an internally discovered antibody candidate that, in pseudovirus assays demonstrated a potent ability to bind to diverse SARS-CoV-2 variant mutations, including strains with the E484K, N501Y, D614G, Y453F and K417N mutations, indicating this therapeutic antibody may be effective in treating many strains of COVID-19. The data were published in Science.

•	Signed a broad-based research collaboration with Boehringer Ingelheim International GmbH to use Twist’s proprietary antibody libraries to discover therapeutic antibodies against multiple targets provided by Boehringer Ingelheim.

•	Expanded our agreement with Invetx to include discovery of best-in-class antibodies to treat multiple diseases in cats and dogs.

•	Announced a collaboration with Adicet Bio, Inc. to accelerate the discovery of gamma delta T cell therapies against five undisclosed targets.

•	Announced a collaboration with deepCDR Biologics, a private company focused on applying deep learning algorithms to antibody discovery and optimization.

•	Achieved a significant milestone in the Intelligence Advanced Research Projects Activity’s (IARPA) Molecular Information Storage (MIST). Twist demonstrated the ability to synthesize a select set of DNA sequences in less than one day on a silicon chip designed for DNA data storage with silicon sites spaced 1 micron apart.

Corporate

•	Hired Steffen Hellmold as SVP, business development for DNA data storage.

•	Appointed Dennis Cho as general counsel and chief ethics and compliance officer.

Fiscal 2022 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2022. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Twist does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

For the full fiscal year 2022, Twist provided the following financial guidance:

•	Revenue is expected in the range of $173 million to $181 million without Abveris and $183 million to $193 million assuming the close of the acquisition of Abveris in the first quarter of fiscal 2022

o	Synbio revenue including Ginkgo Bioworks is expected to be in the range of $67 to $70 million

o	NGS revenue is estimated to be in the range of $94 to $96 million

o	Biopharma revenue is estimated to be approximately $22 to $27 million, including Abveris

•	Gross margin is expected to be between 35% and 37% for fiscal 2022 which reflects the impact of costs associated with ramping our Wilsonville “Factory of the Future” facility comes online; excluding these costs, gross margin would be 42% to 44%

•	Operating expenses including R&D and SG&A are expected to be $315 million for the year

•	Net loss is expected to be approximately $250 million to reflect increased investments in our commercial organization and research and development activities

o	R&D is expected to be approximately $130 million

o	Stock-based compensation is expected to be approximately $47 million

o	Depreciation is expected to be $13 million

o	Capital expenditures are expected to be $80-$90 million, including build out of the “Factory of the Future”

Fiscal 2022 First Quarter Financial Guidance

For the first quarter of fiscal 2022, Twist provided the following financial guidance:

•	Revenue is expected in the range of $37 million to $39 million

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors today at 8:00 a.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 4608297. A telephonic replay of the conference call will be available beginning approximately four hours after the call through November 29, 2021 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 4608297. The webcast replay will be available for two weeks. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements under the headings “Fiscal 2022 Financial Guidance” and “Fiscal 2022 First Quarter Financial Guidance,” the potential capability of the first Twist-discovered antibody to treat strains of COVID-19 and the timing for the antibody to be in clinical trials, expectations with respect to the commercial introduction of data storage on DNA, future growth and expansion plans and Twist’s other expectations regarding its future operations plans and financial performance, statements regarding the timing of the closing of Abveris acquisition and the expected impact of the Abveris acquisition, the impact of the COVID-19 pandemic on Twist’s future financial performance, diversification and revenue growth across all product categories, introduction of new products, the use of our products by the healthcare sectors for the potential detection and treatment of diseases, and expectations regarding newly announced partnerships. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the potential impact on the business of Abveris due to uncertainties in connection with the acquisition; the retention of employees of acquired companies and the ability of Twist to successfully integrate acquired companies and to achieve expected benefits; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; Revelar’s ability to obtain and maintain necessary regulatory approvals, complete clinical site initiation, and finalize clinical trial agreements; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 27, 2020 and subsequent filings with the SEC. Additional risk factors may be described in the “Risk Factors” section of Twist’s Annual Report on Form 10-K to be filed with the SEC on or about November 22, 2021. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the COVID-19 pandemic and any worsening of global or regional business and economic environment as a result. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Angela Bitting

925- 202-6211

abitting@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended September 30,		Twelve months ended September 30,
	2021	2020	2021	2020
Revenues	$37,951	$32,432	$132,333	$90,100
Operating expenses:
Cost of revenues	22,497	17,578	80,620	61,406
Research and development	19,443	11,636	69,072	43,006
Selling, general and administrative	38,243	27,185	135,901	103,267
Change in fair value of contingent consideration and indemnity holdback	(2,421)	-	(534)	-
Litigation settlement	-	-	-	22,500
Total operating expenses	$77,762	$56,399	$285,059	$230,179
Loss from operations	$(39,811)	$(23,967)	$(152,726)	$(140,079)
Interest income	58	112	435	1,499
Interest expense	(83)	(143)	(367)	(787)
Other income (expense), net	(1,064)	(57)	(1,370)	(182)
Benefit from (provision for) income taxes	(340)	(263)	1,930	(382)
Net loss attributable to common stockholders	$(41,240)	$(24,318)	$(152,098)	$(139,931)
Net loss per common share, basic and diluted	$(0.84)	$(0.54)	$(3.15)	$(3.57)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	49,350	44,778	48,251	39,190

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30, 2021	September 30, 2020
Assets
Cash and cash equivalents	$465,829	$93,667
Short-term investments	12,034	196,335
Accounts receivable, net	28,549	26,376
Inventories	31,800	12,289
Prepaid expenses and other current assets	8,283	6,203
Total current assets	546,495	334,870
Property and equipment, net	44,122	25,466
Operating lease right-of-use assets	61,580	33,699
Other non-current assets	49,900	4,847
Total assets	$702,097	$398,882
Current liabilities
Accounts payable	$14,900	$4,830
Accrued liabilities	28,764	18,846
Current portion of long-term debt	1,552	3,333
Current portion of operating lease liabilities	8,213	6,409
Other current liabilities	9,623	2,611
Total current liabilities	63,052	36,029
Operating lease liabilities, net of current portion	53,156	24,837
Long-term debt, net of current portion	-	1,403
Other non-current liabilities	5,068	351
Total liabilities	121,276	62,620
Total stockholders' equity	$580,821	$336,262
Total liabilities and stockholders’ equity	$702,097	$398,882